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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Maxwell Technologies, Inc. for the registration of 643,838 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2002, with respect to the consolidated financial statements and schedule of Maxwell Technologies, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

San Diego, California
June 10, 2002

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EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS